Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Wholly owned subsidiaries:

•                  Bona International Film Group Limited (incorporated in the British Virgin Islands)

•                  Bona Entertainment Co., Ltd. (incorporated in Hong Kong)

•                  Bona Productions Co., Ltd. (incorporated in Hong Kong)

•                  Beijing Bona New World Media Technology Co., Ltd. (incorporated in the People’s Republic of China)

Partially owned subsidiaries:

•                  Cinema Popular Limited (incorporated in Hong Kong)

•                  Distribution Workshop (BVI) (incorporated in the British Virgin Islands)

•                  Distribution Workshop (HK) Ltd. (incorporated in Hong Kong)

Affiliated consolidated entities and their subsidiaries
(each incorporated in the People’s Republic of China):

•                  Beijing Bona Film and Culture Communication Co., Ltd.

•                  Beijing Bona Advertising Co., Ltd.

•                  Beijing Baichuan Film Distribution Co., Ltd.

•                  Beijing Bona Xingyi Culture Agency Co., Ltd.

•                  Beijing Bona Meitao Culture Media Co., Ltd.

•                  Beijing Bona International Cineplex Investment and Management Co., Ltd.

•                  Zhejiang Bona Film and Television Production Co., Ltd.

•                  Wuhan Lianzhong Digital Film Technology Co., Ltd.
(16.67% owned by Beijing Baichuan Film Distribution Co., Ltd.)

•                  Beijing Bona Youtang Cineplex Management Co., Ltd.

•                  Shijiazhuang Bona Cinema Investment Management Co., Ltd.

•                  Shenzhen Bona Shidai Cinema Investment Management Co., Ltd.

•                  Shanghai PolybonaYinxing Cinema Development Co., Ltd.

•                  Xi’an Huitong Bona Film Culture Media Co., Ltd.